Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-159737, 333-156144, 333-153080, 333-118269, 333-118245, 333-88076, 333-53715, 333-87775, 333-87803, 333- 188447 and 333-110243 on Forms S-8 and Registration Statement No. 333-161050 on Form S-3 of our reports dated February 14, 2017, relating to the consolidated financial statements of Louisiana-Pacific Corporation and subsidiaries (the “Company”) which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s adoption of Accounting Standards Update 2016-09, Improvements to Employee Share-based Payment Accounting which resulted in a $16.3 million cumulative-effect adjustment to retained earnings related to previously unrecognized excess tax benefits, and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Louisiana-Pacific Corporation for the year ended December 31, 2016.

/s/ DELOITTE & TOUCHE LLP
Nashville, Tennessee
February 14, 2017